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                        CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the use in this Registration Statement of our report dated September 27, 1996 (November 19, 1996 with respect to Notes A, E, H(2) and J), relating to the financial statements of Conserver Corporation of America, and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Richard A. Eisner & Company LLP



New York, New York
November 19, 1996